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                                                                    EXHIBIT 10.6

                        MANAGEMENT/ CONSULTING AGREEMENT

         This Consulting Agreement (Agreement) is, effective the 1st day of July, 2004, between Champion Communication Services, Inc. (Corporation), a Delaware corporation, having its principal office in The Woodlands, Montgomery County, Texas and Richmond Holdings, Inc., a Texas Corporation and its sole shareholder, Albert F. Richmond (Executive) whose address is 2739 Wisteria Walk, Spring, Texas, 77388.

                  WHEREAS the Corporation carries on the business of providing two-way radio dispatch communications, wireless local loop communication equipment sales and other communication related activities (the "CORPORATION BUSINESS");

                  AND WHEREAS the Executive is engaged by the Corporation;

                  AND WHEREAS the Corporation believes that the Executive has unique knowledge and expertise in relation to the Corporation Business;

                  NOW THEREFORE this Agreement witnesses that in consideration of the sum of One ($1.00) Dollar of lawful money of Canada and other good and valuable consideration now paid by each of the parties hereto to the other, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SERVE AS EXECUTIVE

         By executing this Agreement, the Corporation engages the Executive and the Executive accepts such engagement and agrees to perform the services described in Article 4 below (the "SERVICES"), all according to the terms and conditions of this Agreement. The Executive agrees and acknowledges that he shall perform the Services for the Corporation and that no other party or entity shall perform the Services.

         2. TERM

         Subject to Article 9 of this Agreement, the term of this Agreement shall be for a period of six (6) months commencing on July 1, 2004 and ending on December 31, 2004 (the "TERM") and, thereafter, for successive one (1) year periods unless terminated in accordance with
         Article 3 of this Agreement.

         3. TERMINATION AT END OF TERM

         Upon the expiry of the Term, either the Executive or the Corporation may terminate this Agreement at any time by giving the other at least sixty (60) days prior written notice of termination, or a period of prior notice which has been otherwise mutually negotiated and agreed upon by all of the parties hereto.
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         Services Agreement                                               Page 2


         4. SERVICES TO BE PROVIDED

         (i) During the term of this Agreement, the Executive shall provide services (the "SERVICES") to the Corporation in the following manner:

                  (a) to provide management services and advice to the Corporation as requested by the Corporation;

                  (b) to fulfill the role of President and Chief Executive Officer ("CEO") of the Corporation at the discretion of the Board and to fulfill all such duties and responsibilities as are consistent with such role including, but not limited to, managing the day to day operations of the Corporation, developing strategic direction for the Corporation to enhance shareholder value, working in conjunction with the Board of Directors of the Corporation, establishing the budgets for various departments of the Corporation, hiring employees, and developing, implementing and managing business plans for the Corporation;

                  (c) to make decisions on the appointment and supervision of the senior management team; and

                  (d) to perform, to the best of his ability, utilizing all of his skill and experience, tasks reasonably assigned to the Executive from time to time by the Corporation.

         (ii) The Corporation agrees to make available to the Executive such information and resources as are necessary to enable the Executive to perform his duties and fulfill his responsibilities as the President and CEO of the Corporation.

         (iii) The Executive shall be a voting member of the Board of Directors of the Corporation.

         5. COMMITMENT

         During the term of this Agreement, the Executive shall devote his full employment time and commitment to the Corporation Business, of a minimum average of forty (40) hours per week to performing the Services under this Agreement at the business premises of the Corporation.

         6. COMPENSATION

         During the term of this Agreement, the Executive shall be compensated as follows:

                  Compensation:

                  (a) The Executive shall be paid 15% of the gross sales price of all spectrum licenses sold as compensation for the Services provided under this Agreement.
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         Services Agreement                                               Page 3


                  Stock Grants and Stock Options:

                  (b) The Executive shall receive such stock options as are approved by the Board of Directors from time to time.

         7. EXPENSES

         The Corporation shall reimburse the Executive for all expenses reasonably incurred in connection with his Services as may be approved by the Corporation from time to time. For all such expenses, the Executive shall furnish the Corporation statements and vouchers in such form and with such reasonable detail as shall be reasonably required by the Corporation. The Executive is responsible for all expenses directly associated with the sale of spectrum, specifically any consultants' fees or commissions and travel and related sales expenses.

         8. PAYMENT

         The Corporation agrees to pay the Executive on the tenth day following the receipt of payment in good funds for each spectrum transaction closing.

         9. TERMINATION

         The Corporation may terminate this Agreement hereunder for cause by delivering to the Executive written notice of termination and such termination shall be effective forthwith. For the purposes hereof, the term "cause" means serious misconduct or misfeasance detrimental to the interests of the Corporation by the Executive. Without limiting the generality of the foregoing, the failure to follow reasonable directives of the Corporation shall constitute cause.

         10. TERMINATION UPON DEATH OR DISABILITY

         This Agreement shall terminate upon the death of the Executive or at the Corporation's election, if the Executive becomes unable, by reason of physical or mental disability, with or without reasonable accommodation, to perform the essential functions under this Agreement for the minimum disability period. The term "minimum disability period" means three consecutive months or shorter periods aggregating ninety
         (90) business days or more in any twelve (12) month period. The determination of whether grounds for termination exist under this section shall be made in good faith by the Corporation.

         11. CONFIDENTIALITY

                  (a) Except as is necessary for the Executive to render the services hereunder or as otherwise required by law, all knowledge and information concerning


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         Services Agreement                                               Page 4


                           the business operations and financial affairs or condition of the Corporation acquired by the Executive as a result of the services to the Corporation, excepting knowledge or information generally available to the public by means of disclosure other than by the Executive, is confidential information acquired in the strictest confidence.

                  (b) Without limiting the generality of the foregoing, confidential information shall include in particular any knowledge or information respecting the Corporation's properties, results of exploration, financings, or other private or confidential matters, and all confidential information shall be held by the Executive in trust for the sole benefit of the Corporation.

                  (c) The Executive shall not disclose directly or indirectly (except for the benefit of the Corporation) to any person, business, corporation or other entity not authorized by the Corporation, or otherwise use, any secret or any confidential information or other knowledge or data of the Corporation whether held in trust by the Executive, whether or not obtained, acquired or developed by the Executive and including in particular, information relating to the services and customers of the Corporation.

         15. FURTHER ASSURANCES

         The parties hereto covenant and agree that they will from time to time and all times hereafter, upon every reasonable request of the other, promptly make, do and execute, all such further acts, deeds or assurances as may be reasonably required for the purposes of implementing the matters contemplated by this Agreement.

         16. TIME OF ESSENCE

         Time shall be of the essence of this Agreement.

         17. NOTICES

         All notices, requested, demands or other communications under this Agreement or in connection herewith shall be delivered or sent by registered mail, postage fully prepaid, addressed to the other party or delivered to such other party as follows:

                  (i)      in the case of the Corporation, addressed to:

                           Mr. Albert F. Richmond
                           Champion Communication Services, Inc.
                           1610 Woodstead Ct. #330
                           The Woodlands, Texas 77380



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         Services Agreement                                               Page 5

                  (ii)     in the case of the Executive, addressed to:

                           Mr. Albert F. Richmond
                           Richmond Holdings, Inc.
                           2739 Wisteria Walk
                           Spring, Texas 77388


         or at such address as any of the said parties shall by written notice to the other direct. All notices, requested, demands and other communications so given shall be considered effective upon the date of delivery, if delivered, and on the third business day following the mailing thereof, if mailed, to the address stated above for the applicable party. In the event of a mail strike or postal interruption at any time during the term of this Agreement, all notices, requested, demands and other communications shall be delivered.

         18. SUCCESSORS AND ASSIGNS

         This Agreement is personal to, and may not be assigned or otherwise transferred by the Executive.

         19. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the federal laws of The United States of America applicable therein.

                  IN WITNESS WHEREOF the parties hereto have duly executed and delivered this Agreement on the date first above written.

CHAMPION COMMUNICATION SERVICES, INC.       Richmond Holdings, Inc.

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Pamela R. Cooper, E Vice President          Albert F. Richmond, President

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Date                                        Date